Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC. REPORTS RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010
AND DECLARES INCREASED THIRD QUARTER 2010 CASH DIVIDEND AND
ANNOUNCES A THREE-FOR-TWO STOCK SPLIT
Bensalem, PA — October 12, 2010, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended September 30, 2010 increased over 9% to $195,114,000 compared to $178,829,000 for the same 2009 period. Net income for the three months ended September 30, 2010 increased approximately 12% to $9,169,000 or $.21 per basic and per diluted common share, compared to the 2009 third quarter net income of $8,225,000 or $.19 per basic and per diluted common share.
Revenues for the nine months ended September 30, 2010 increased over 12% to $571,868,000 compared to $510,134,000 for the same 2009 period. Net income for the nine months ended September 30, 2010 increased approximately 7% to $25,318,000 or $.58 per basic and $.57 per diluted common share compared to the 2009 nine month period net income of $23,776,000 or $.55 per basic and $.54 per diluted common share.
The Board of Directors has declared a third quarter 2010 regular quarterly cash dividend of $.2325 per common share, payable on November 5, 2010 to shareholders of record at the close of business October 22, 2010. This represents an increase over the dividend declared for the 2010 second quarter, as well as an increase of 16% over the 2009 same period payment. It is the 30th consecutive regular quarterly cash dividend payment, as well as the 29th consecutive increase since our initiation of regular quarterly cash dividend payments in 2003.
Additionally, our Board of Directors has declared a three-for-two stock split in the form of a 50% stock dividend payable on November 12, 2010 to holders of record of its Common Stock at the close of business November 8, 2010. All fractional share interests will be rounded up to the nearest whole number. The effect of this action will be to increase Common Shares outstanding by approximately 22,000,000 shares.

3rd Quarter 2010 Earnings Release	October 12, 2010

The Company will host a conference call on October 13, 2010 at 8:30 AM Eastern Time to discuss its results for the three and nine month periods ended September 30, 2010. The call in numbers are 888-259-8552 and 913-312-1406 (passcode # 8945410).
Cautionary Statement Regarding Forward-Looking Statements
This release and any schedules incorporated by reference into this report may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 11% of revenues in the nine month period ended September 30, 2010; risks associated with our acquisition of Contract Environmental Services, Inc., including integration risks or costs, or such business not achieving expected financial results or synergies or failure to otherwise perform as expected; our claims experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing

3rd Quarter 2010 Earnings Release	October 12, 2010

the industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services; and the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2009 in Part I thereof under ''Government Regulation of Clients’’, ''Competition’’ and ''Service Agreements/Collections’’, and under Item IA “Risk Factors”. Many of our clients’ revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which Congress has affected through the enactment of a number of major laws during the past decade, most recently the March 2010 enactment of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010. Currently, the U.S. Congress is considering further changes or revising legislation relating to health care in the United States which, among other initiatives, may impose cost containment measures impacting our clients. These laws and proposed laws and forthcoming regulations have significantly altered, or threaten to alter, overall government reimbursement funding rates and mechanisms. The overall effect of these laws and trends in the long-term care industry have affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed upon payment terms. These factors, in addition to delays in payments from clients, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing services could not be passed on to our clients.
In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

3rd Quarter 2010 Earnings Release	October 12, 2010

Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and dietary services to long-term care and related facilities.

Company Contacts:
Daniel P. McCartney
Chairman and Chief Executive Officer
215-639-4274

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2010	December 31, 2009
Cash and cash equivalents	$26,109,000	$31,301,000
Marketable securities, net	44,498,000	52,648,000
Accounts receivable, net	108,363,000	104,356,000
Other current assets	24,350,000	23,865,000

Total current assets	203,320,000	212,170,000

Property and equipment, net	5,591,000	4,391,000
Notes receivable- long term, net	6,084,000	4,623,000
Goodwill, net	16,955,000	17,087,000
Other Intangible Assets, net	7,730,000	8,862,000
Deferred compensation funding	12,510,000	10,783,000
Other assets	10,082,000	7,976,000

Total Assets	$262,272,000	$265,892,000

Accrued insurance claims- current	$6,032,000	$4,844,000
Other current liabilities	18,186,000	29,873,000

Total current liabilities	24,218,000	34,717,000

Accrued insurance claims- long term	14,074,000	11,302,000
Deferred compensation liability	12,837,000	11,099,000
Stockholders’ equity	211,143,000	208,774,000

Total Liabilities and Stockholders’ Equity	$262,272,000	$265,892,000

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED
STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended
	September 30,
	2010	2009
Revenues	$195,114,000	$178,829,000
Operating costs and expenses:
Cost of services provided	168,384,000	155,228,000
Selling, general and administrative	14,488,000	11,936,000

Income from operations	12,242,000	11,665,000
Other income:
Investment and interest income	1,182,000	1,709,000

Income before income taxes	13,424,000	13,374,000
Income taxes	4,255,000	5,149,000

Net income	$9,169,000	$8,225,000

Basic earnings per common share	$.21	$.19

Diluted earnings per common share	$.21	$.19

Cash dividends per common share	$.23	$.19

Basic weighted average number of common shares outstanding	44,026,000	43,626,000

Diluted weighted average number of common shares outstanding	44,719,000	44,334,000

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED
STATEMENTS OF INCOME
(Unaudited)

	For the Nine Months Ended
	September 30,
	2010	2009
Revenues	$571,868,000	$510,134,000
Operating costs and expenses:
Cost of services provided	492,196,000	438,950,000
Selling, general and administrative	41,539,000	36,328,000

Income from operations	38,133,000	34,856,000
Other income:
Investment and interest income	1,549,000	3,803,000

Income before income taxes	39,682,000	38,659,000
Income taxes	14,364,000	14,883,000

Net income	$25,318,000	$23,776,000

Basic earnings per common share	$.58	$.55

Diluted earnings per common share	$.57	$.54

Cash dividends per common share	$.66	$.54

Basic weighted average number of common shares outstanding	43,964,000	43,540,000

Diluted weighted average number of common shares outstanding	44,677,000	44,224,000